SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 23, 2006

ENVIRONMENTAL POWER CORPORATION

(Exact name of Company as specified in its charter)

Delaware	001-32393	75-3117389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Cate Street, Fourth Floor, Portsmouth, New Hampshire 03801

(Address of principal executive offices, including zip code)

(603) 431-1780

(Company’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

Business Development Agreement with Cargill

On October 23, 2006, Environmental Power Corporation (the “Company”) and its wholly owned subsidiary, Microgy, Inc. (“Microgy” and, together with the Company, the “EPC Parties”), entered into a Business Development Agreement (the “BDA”) with Cargill, Incorporated, acting through its Emerging Business Accelerator Unit (“Cargill”). Pursuant to the terms of the BDA, Cargill has agreed to use its reasonable efforts to identify potential anaerobic digester projects (each, an “AD Project”) for development by the EPC Parties within Cargill’s network of customers, farmers and strategic business partners in North America (each, a “Project Candidate”). Cargill and the EPC Parties will work jointly to identify specific targeted markets for developing such projects within the Cargill network, and Cargill will identify Project Candidates based upon agreed project guidelines. The EPC Parties will consider each Project Candidate and select those candidates they want Cargill to pursue further on their behalf. Cargill will then negotiate with such Project Candidates with the goal of obtaining a binding agreement whereby such Project Candidates commit to give the EPC Parties the option to implement an AD Project (a “Project Commitment”). Once a Project Commitment has been signed, Cargill will present it to the EPC Parties for their review and consideration. The EPC Parties will then proceed with the negotiation of mutually acceptable leases and other project agreements with the Project Candidate. If such negotiations are not concluded within 120 days of the execution of a Project Commitment by the Project Candidate, the Project Commitment will expire.

In consideration of Cargill’s services under the BDA, the Company will grant to Cargill warrants (the “Cargill Warrants”) to purchase shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), equal to 1% of the outstanding shares of Common Stock on a fully-diluted basis on such date as Cargill delivers to the EPC Parties executed Project Commitments with Project Candidates relating to AD Projects covering 10,000 cow equivalents, as defined (the “Warrant Issuance Conditions”), and thereafter to issue similar warrants on each succeeding date on which the Warrant Issuance Conditions have again been satisfied. If, on any date on which the Company is obligated to issue Cargill Warrants, the number of shares of Common Stock subject to the Cargill Warrant to be issued would, when added to the number of shares of Common Stock subject to Cargill Warrants previously issued, exceed 4.99% of the outstanding shares of Common Stock on such issuance date, then the Cargill Warrant to be issued shall cover only that number of shares of Common Stock which, when added to the number of shares of Common Stock subject to previously issued warrants, equals 4.99% of the outstanding common stock on such issuance date, and the Company will not have any obligation to issue any further warrants. The Cargill Warrants will be exercisable for a period of five years from the issuance date, and will have an exercise price per share equal to 75% of the closing price of the Common Stock on the last trading day prior to the issuance date.

As further consideration for Cargill’s services under the BDA, for a three-year period beginning with the first date of issuance of an Eligible Certificate (as defined below), the EPC Parties will convey to Cargill or its designee ownership of 25% of all greenhouse gas reduction certificates issued to, owned or controlled by any EPC Party or their affiliates in connection with or related to an AD Project subject to a Project Commitment (each, an “Eligible Certificate”), after giving effect to any share of such certificates owed to a Project Candidate pursuant to the terms of any lease or other project agreement with such Project Candidate. During such three-year period, Cargill will also have the first right to bid on any other proposed sale or conveyance of any Eligible Certificates. In addition, with respect to each AD Project subject to a Project Commitment which generates revenue to an EPC Party from the sale of gas, electricity or other by-products (but not including sales of greenhouse gas reduction certificates), the EPC Party will be obligated to pay to Cargill, within 30 days of receipt of such revenues, 2% of such revenues for a five-year period beginning on the date on which any such revenue is first received. Finally, during a three-year period following the date of first generation of gas or electricity by an AD Project subject to a Project Commitment, Cargill shall have the first right to bid on the proposed sale or conveyance of all such gas or electricity.

The BDA will terminate upon the earliest of the following events:

•	the third anniversary of the date of the BDA;

•	the completion by Cargill of AD Projects resulting in Project Commitments signed by Project Candidates covering 50,000 cow equivalents;

•	termination by a party if a court shall have entered a final, non-appealable order, decree, ruling or other action restraining, enjoining or otherwise prohibiting the transactions contemplated by the BDA;

•	termination by a party if the other party is in material breach or default, which breach or default is not cured within 30 days after the date of notice thereof;

•	termination by a party if the other party becomes insolvent or unable to pay its debts when due, has a trustee or receiver appointed for any or all of its assets, makes an assignment for the benefit of creditors or has a bankruptcy petition filed by or against it which is not dismissed within 90 days;

•	termination by a party if the other party ceases, or threatens to cease, to carry on business or

•	termination by a party for any reason upon 30 days’ written notice to the other party.

Upon any termination of the BDA, the BDA will become void, and the parties will have no liability or obligation thereunder, except for liabilities resulting from breach of the BDA on or prior to the date of termination, and except that Cargill will be entitled to any consideration described above for all AD Projects subject to a Project Commitment entered into prior to the date of termination. Notwithstanding any termination of the BDA, during the term of the BDA and for a period of two years after the date of termination, the EPC Parties will not solicit or negotiate with any person who had entered into negotiations with Cargill or its affiliates with respect to an AD Project but with whom no Project Commitment has been concluded, without the prior written consent of Cargill or Cargill’s participation.

Pursuant to the terms of the BDA, the EPC Parties have agreed not to enter into a similar business development agreement with certain prohibited parties identified by Cargill from time to time, provided that there cannot be any more than seven prohibited parties at any given time, and except for any such parties with which the EPC Parties had discussions prior to their being identified by Cargill as prohibited parties.

The foregoing summary of the principal terms of the BDA and the Cargill Warrants is qualified in its entirety by reference to the BDA and the form of Cargill Warrant, each of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and 99.1, respectively, and is incorporated herein by reference.

Subscription Agreements

General

On October 23, 2006, the Company entered into definitive Subscription Agreements (the “Subscription Agreements”) with certain institutional investors (the “Investors”) relating to the sale by the Company, in a private placement (the “Private Placement”) pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder, of an aggregate of 281,241 units (the “Units”), with each Unit consisting of:

•	one share of the Company’s Series A 9% Cumulative Convertible Preferred Stock, $0.01 par value per share (the “Series A Preferred”), initially convertible into ten shares of Common Stock, and

•	detachable warrants to purchase five shares of Common Stock at an exercise price of $5.522 per share, exercisable for a period of five years (the “Warrants”).

The purchase price for each Unit will be $53.335, comprised of $52.71 per share of Series A Preferred and $0.625 per five share Warrant. The Company will issue in the Private Placement an aggregate of 281,241 shares of its Series A Preferred (the “Preferred Shares”), initially convertible into an aggregate of 2,812,410 shares of Common Stock (the “Conversion Shares”), and Warrants to purchase an aggregate of 1,406,205 shares of Common Stock (the “Warrant Shares” and, together with the Conversion Shares, the “Underlying Shares”).

The Investors, and their investment amounts, are as follows:

Investor	Investment Amount	Units
Black River Commodity Clean Energy Investment Fund LLC	$12,000,001.66	224,993
Fort Mason Master, LP	$2,817,314.71	52,823
Fort Mason Partners, LP	$182,672.38	3,425

The Company and the Investors have agreed that the closing of the Private Placement (the “Closing”) will occur within three business days following the satisfaction of all conditions to closing, including the closing by the Company’s subsidiary, Microgy Holdings, LLC (“Microgy Holdings”) of a tax-exempt bond financing in Texas resulting in gross proceeds to Microgy Holdings of at least $40,000,000, as well as other customary closing conditions. If such conditions are not satisfied on or before December 29, 2006, then the Subscription Agreements will terminate, unless extended by the Investors to a date no later than February 28, 2007.

Registration Rights

Pursuant to the Subscription Agreements, the Company has agreed to file a Registration Statement with the Securities and Exchange Commission (the “Commission”) within 20 days of the Closing (the “Closing Date”) to register the resale of the Underlying Shares (the “Registration Statement”) by the Investors. The Company has also agreed to use its reasonable best efforts to have the Registration Statement declared effective within 120 days after the Closing or, if earlier, within three business days of receiving clearance from the Commission to request acceleration of effectiveness. In the event that:

•	the Registration Statement is not filed with the Commission within 20 days of the Closing Date,

•	such Registration Statement is not declared effective by the Commission within 120 days from the Closing Date or a request for acceleration of effectiveness is not submitted to the Commission within three business days of clearance by the Commission to request effectiveness

•	such Registration Statement is not maintained as effective by the Company for the requisite period, except for any allowed periods of suspension or lapsed effectiveness,

•	trading in the Common Stock is suspended or if the Common Stock is delisted from the American Stock Exchange (or other principal exchange on which the Common Stock is traded) for any reason for consecutive trading days exceeding five (5) consecutive trading days, or

•	any required additional Registration Statement is not filed within thirty days or declared effective within ninety days as set forth therein (each of the foregoing, a “Registration Default”),

then the Company has agreed to pay each Investor as liquidated damages an amount (pro rated on a daily basis), equal to 1.5% of the purchase price of the Preferred Shares purchased from the Company and held by the Investor for the first month (or portion thereof) and 1% for each month thereafter (or portion thereof) until such Registration Default has been cured; provided, however, that in no event shall such payments, in the aggregate, exceed 10% of the initial purchase price of the Preferred Shares with respect to each Investor. Such liquidated damages are not the exclusive remedy of the Investors, who shall have all other remedies available at law or in equity for a Registration Default.

In addition, the Company has agreed to use its reasonable best efforts to keep the Registration Statement effective until the earlier of:

•	the date that all of the Underlying Shares have been sold pursuant to such Registration Statement,

•	all Underlying Shares have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or

•	all Underlying Shares may be sold at any time, without volume or manner of sale limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities Act.

Indemnification

The Company has also agreed to indemnify each Investor for liabilities arising in connection with any Registration Statement (other than those relating to information provided by an Investor), any damages suffered as a result of any breach of the Company’s representations and warranties in the Subscription Agreements or any claims by third parties arising out of the transactions contemplated by the Subscription Agreements, with certain exceptions. The Company’s representations and warranties set forth in the Subscription Agreements will survive the Closing Date for a period of 18 months from the date of the Subscription Agreements.

Preemptive Rights

Pursuant to the terms of the Subscription Agreements, the Company has granted to each Investor the right to purchase their pro rata portion, based on their respective purchase amounts in the Private Placement, of any shares of Common Stock or securities convertible or exercisable into shares of Common Stock in any private placement proposed to be made during the period ending on the first anniversary of the Closing Date, with certain exceptions.

Agreements Regarding Certified Emission Reduction Credits

Microgy has also executed the Subscription Agreements for the sole purpose of agreeing to grant to each of the Investors the option, pro rata based upon their respective initial purchase amounts in the Private Placement, to purchase up to 5% of Available CERs from Microgy at a price equal to 90% of the then-current market price for such Available CERs (the “Purchase Option”). “Available CERs” means any Certified Emission Reduction Credits (“CERs”) that are generated and owned by Microgy during the years 2007 through 2010, excluding (i) any CERs which Microgy is required to give to (or give the economic benefit of to) any other party (including, but not limited to, pursuant to any financing arrangement) and (ii) any CERs derived from any projects under the BDA with Cargill. Microgy will also grant to the Investors the first right to bid, pro rata based upon their respective initial purchase amounts in the Private Placement, to purchase up to the remaining 95% of Available CERs not included in the Purchase Option, at the then-current market price, subject to mutually agreeable terms and conditions between the Company and each such Investor. In no event shall the Investors have the right to acquire, in the aggregate, more than 15,000,000 metric tons of Available CERs.

The foregoing summary of the principal terms of the Subscription Agreements is qualified in its entirety by reference to the form of Subscription Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and is incorporated herein by reference.

Additional Terms of the Series A Preferred

Subject to the closing of the transactions contemplated by the Subscription Agreements, the Company’s Board of Directors has adopted a Certificate of Designations, Preferences and Rights of Series A 9% Cumulative Convertible Preferred Stock, $0.01 par value per share (the “Certificate of Designations”), which sets for the terms, preferences and rights of the Series A Preferred.

The Certificate of Designations would authorize the Company to issue up to 281,241 shares of Series A Preferred. Set forth below is a description of the material terms of the Series A Preferred not discussed above, as set forth in the Certificate of Designations.

Dividends

Each share of Series A Preferred will have an initial stated value of $52.71 (the “Stated Value”), and will accrue dividends at a rate of 9% per annum on the Stated Value, payable semiannually in arrears on July 1 and January 1 and accruing daily on the basis of 12 thirty-day months in a year of 360 days. The dividends are cumulative and payable in cash out of funds legally available therefor.

Liquidation Preference

Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of the Preferred Shares shall be entitled to receive an amount equal to 200% of the Stated Value, plus all accrued but unpaid dividends thereon and any accrued but unpaid liquidated damages, if any, for each Preferred Share, before any distribution or payment shall be made to the holders of any other equity securities of the Company, and if the assets of the Company are insufficient to pay in full such amounts, then the entire assets of the Company would be distributed among the holders of Preferred Shares pro-rata in accordance with the respective amounts due to each.

Voting

Each holder of Preferred Shares will have the right to vote at all regular and special meetings of the Company’s shareholders on an “as converted” basis, with one vote per share of Common Stock underlying their Preferred Shares, and having voting rights and powers equal to those of the holders of Common Stock. In addition, the Company may not, without the affirmative majority vote of the holders of Preferred Shares (and in addition to any other vote or consent of the shareholders required by law or by the Company’s Certificate of Incorporation):

•	alter or change adversely the powers, preferences or rights given to the Series A Preferred or alter or amend the Certificate of Designation,

•	authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation senior to or otherwise pari passu with the Series A Preferred,

•	amend its Certificate of Incorporation or other charter documents in any manner that adversely affects any rights of the Series A Preferred,

•	increase the authorized number of shares of preferred stock, or

•	enter into any agreement with respect to any of the foregoing.

Voluntary Conversion, Anti-Dilution Adjustments and Forced Conversion

Subject to the Beneficial Ownership Limitation (as defined below), the holders of the Series A Preferred may convert all or any portion of their shares of Series A Preferred into shares of Common Stock at any time. Each share of Series A Preferred is initially convertible into a number of shares of Common Stock equal to the Stated Value divided by $5.271 per share (the “Conversion Price”), which initially equals 10 shares of Common Stock. The Conversion Price is subject to adjustment for stock splits, stock dividends, recapitalizations and the like, and is further subject to adjustment pursuant to a “weighted average” anti-dilution adjustment provision upon certain issuances or deemed issuances of Common Stock, provided that in no event may the Conversion Price be reduced to an amount less than $5.08 per share (subject to adjustment to reflect stock splits, stock dividends, recapitalizations and the like).

If the closing price of the Common Stock for each of any ten consecutive trading days exceeds $4.00 (as adjusted for stock splits, recapitalizations and the like) above the then effective Conversion Price, the Company may, upon written notice, cause each holder of Series A Preferred to convert all or part of such holder’s Preferred Shares, provided the following additional conditions have been met:

•	the Company shall have honored all conversions on or prior to the dates so requested or required, if any;

•	the Company shall have paid all liquidated damages and other amounts owing to the applicable holder;

•	the Registration Statement is effective, and has been effective for at least thirty (30) consecutive days;

•	the Common Stock is trading on the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, or the New York Stock Exchange (a “Trading Market”) and all of the Underlying Shares are listed for trading on a Trading Market;

•	there is a sufficient number of authorized, but unissued and otherwise unreserved, shares of Common Stock for the issuance of all Underlying Shares;

•	there is no existing Triggering Event (as defined below) or no existing event which, with the passage of time or the giving of notice, would constitute a Triggering Event;

•	the issuance of the shares in question to the applicable Holder would not violate the applicable Beneficial Ownership Limitation;

•	there has been no public announcement of a pending or proposed merger, acquisition or change-in-control transaction that has not been consummated; and

•	for a period of 20 consecutive trading days prior to the applicable date in question, the daily trading volume for the Common Stock on the principal Trading Market exceeds 75,000 shares per trading day (subject to adjustment for forward and reverse stock splits, stock dividends and the like).

Beneficial Ownership Limitation

Both the terms of the Series A Preferred and the Warrants provide that the Preferred Shares may not be converted and the Warrants may not be exercised, respectively, to the extent that after giving effect to such conversion or exercise, the Investor would beneficially own in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” is defined as:

•	4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Shares or exercise of the Warrants held by the Investor, with respect to any Investor whose initial purchase amount for the Preferred Shares is less than $10,000,000 and whose initial number of Warrant Shares is less than 1,000,000, and

•	9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Preferred Shares or exercise of the Warrants held by the Investor, with respect to any Investor whose initial purchase amount for the Preferred Shares is $10,000,000 or greater and whose initial number of Warrant Shares is 1,000,000 or greater.

The Beneficial Ownership Limitation with respect to an Investor subject to the 4.99% limitation may be waived by such Investor, at the election of such Investor, upon not less than 61 days’ prior notice to the Company, to change the Beneficial Ownership Limitation to 9.99%. The Beneficial Ownership Limitation with respect to an Investor subject to the 9.99% limitation may not be waived by such Investor.

Redemption or Change in Dividend Rate upon Certain Triggering Events

Each of the following constitutes a “Triggering Event”:

(i)	the failure of the Registration Statement to be declared effective by the Commission on or prior to the 180th day after the original issue date of the Preferred Shares, other than as a result of an allowed delay;

(ii)	if the Registration Statement lapses or the holders are not otherwise permitted to resell the Underlying Shares, other than as a result of an allowed delay or through an act or omission on their part for more than an aggregate of 30 calendar days (which need not be consecutive calendar days) during any 12 month period, unless the Holders are otherwise able to resell Underlying Shares pursuant to an exemption from registration without any volume limitations;

(iii)	the Company shall fail to deliver certificates representing Conversion Shares issuable upon a conversion hereunder that comply with the provisions hereof on or prior to the tenth (10th) trading day after such shares are required to be delivered;

(iv)	the Company shall fail for any reason to pay in full the amount of cash due pursuant to a Buy-In (as defined below) within ten calendar days after notice therefor is delivered hereunder;

(v)	the Company shall redeem more than a de minimis number of its junior securities, with certain exceptions;

(vi)	the Company shall be party to a change of control transaction, as defined;

(vii)	there shall have occurred a bankruptcy event, as defined;

(viii)	the Common Stock shall fail to be listed or quoted for trading on a Trading Market for more than five consecutive trading days; or

(ix)	any final monetary judgment, writ or similar final process, not subject to further appeal, shall be entered or filed against the Company, any subsidiary for which there is recourse to the Company or any of their respective properties or other assets for greater than $2,500,000, and such judgment, writ or similar final process shall remain unvacated, unbonded, unstayed, or unappealed for a period of 60 calendar days.

Each holder of Series A Preferred will have the right (a) in the case of the third, fourth, fifth, sixth and seventh Triggering Events described above, to cause the Company to redeem all of such holders shares of Series A Preferred, or (b) at the option of the holder in the case of any Triggering Event as a result of which the holder does not choose redemption, to increase the dividend rate on all of the outstanding Preferred Shares held by such Holder to 16% per annum thereafter until such time as the Triggering Event(s) is cured. The amount payable by the Company upon redemption in the case of an applicable Triggering Event will be 120% of the Stated Value per share of Series A Preferred (or 150% of the Stated Value per share of Series A Preferred in the case of the sixth Triggering Event as described above).

Negative Covenants

For so long as any of the Preferred Shares is outstanding, the Company may not, and shall not permit any of its subsidiaries to, directly or indirectly:

•	other than certain Permitted Indebtedness (as defined below), enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

•	other than certain permitted liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

•	amend its certificate of incorporation, bylaws or other charter documents so as to materially and adversely affect any rights of any holder of Series A Preferred;

•	repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of shares of its Common Stock, Common Stock equivalents or securities ranking junior in priority to the Series A Preferred, with certain exceptions;

•	enter into any agreement or understanding with respect to any of the foregoing; or

•	pay cash dividends or distributions on junior securities.

For purposes of the foregoing covenants, “Permitted Indebtedness” means:

•	any indebtedness existing on the date of original issuance of the Preferred Shares,

•	any indebtedness incurred by any subsidiary of the Company that is not recourse to the Company,

•	any indebtedness or other obligations of the Company or any subsidiary pursuant to any equity contribution agreement, construction agreement, construction guarantee, operation and maintenance agreement, management services agreement or other agreement or arrangement entered into in connection with any project financing, and

•	lease obligations and purchase money indebtedness of up to $5,000,000 in the aggregate, incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets.

Liquidated Damages and Buy-In

In the event a holder of Series A Preferred elects to convert any or all of the Stated Value of such holder’s Preferred Shares, and the Company fails to deliver to a holder such certificate or certificates by the fifth trading day after Company receives the conversion notice, and the holder has not rescinded the conversion, the Company will be obligated to pay to such holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per trading day (increasing to $100 per Trading Day on the third trading day and increasing to $200 per trading day on the sixth trading day after such damages begin to accrue) for each trading day until such certificates are delivered. Furthermore, if the Company fails to deliver to a holder the applicable certificate or certificates by the third trading day after the Company receives the conversion notice, and if after such date such holder is required by its brokerage firm to purchase shares of Common Stock to deliver in satisfaction of a sale by such holder of the Conversion Shares which such holder was entitled to receive (a “Buy-In”), then the Company shall (A) pay in cash to such holder the amount by which (x) such holder’s total purchase price (including any brokerage commissions) for the shares of Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that such holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of such holder, either reissue (if surrendered) a number of Preferred Shares equal to the number of shares of Preferred Stock submitted for conversion or deliver to such Holder the number of shares of Common Stock that would have been issued if the Company had timely complied with its delivery requirements.

Effectiveness of the Certificate of Designations

The Certificate of Designations will be filed by the Company with the Secretary of State of the State of Delaware prior to the Closing Date, but will not be filed unless the other conditions to the closing of the transactions contemplated by the Subscription Agreements have been met and the Closing is set to occur. The Certificate of Designations, upon filing, will have the effect of a material modification of the rights of the holders of the Common Stock and will be considered an amendment to the Company’s Certificate of Incorporation.

The foregoing description of the Certificate of Designations and the terms of the Series A Preferred is qualified in its entirety by reference to Exhibit 99.2 to this Current Report on Form 8-K, which is incorporated by reference herein.

Additional Terms of the Warrants

Set forth below is a description of the material terms of the Warrants not discussed above.

The Warrants will be exercisable on a cashless basis to the extent that there is no effective registration statement under the Securities Act covering the resale of the Warrant Shares at any time following the first anniversary of the date of issuance of the Warrants. The exercise price of the Warrants is subject to adjustment for stock splits, stock dividends, recapitalizations and the like, and is further subject to adjustment pursuant to a “full-ratchet” anti-dilution adjustment provision upon certain issuances or deemed issuances of Common Stock, provided that in no event may the exercise price of the Warrants be reduced to an amount less than $5.08 per share (subject to adjustment to reflect stock splits, stock dividends, recapitalizations and the like).

In addition, pursuant to the terms of the Warrants, the Company will have the right to call, without payment of any consideration to the holders, all or any portion of the Warrants provided that the Warrant Shares have been registered for resale pursuant to the Securities Act, and are freely tradable without restriction for at least the 30-day period preceding such notice, if the closing price for the Common Stock has been at least $3.00 above the Exercise Price then in effect (subject to adjustment to reflect stock splits, stock dividends, recapitalizations and the like) for each trading day in the 10-trading day period immediately preceding the date of the Call Notice, and the average daily trading volume for the Common Stock has been at least 75,000 for the 20-trading day period immediately preceding the date of the call notice.

The foregoing summary of the principal terms of the Warrants is qualified in its entirety by reference to the form Warrant, which is attached to this Current Report on Form 8-K as Exhibit 99.3 and is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

Cargill Warrants

Pursuant to the terms of the BDA, the Company has agreed to issue warrants to Cargill to purchase up to 4.99% of the Common Stock, on a fully-diluted basis, subject to the satisfaction of certain conditions, in consideration of Cargill’s services under the BDA. Cargill is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and the Cargill Warrants will be issued without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Cargill Warrants, and the conditions upon which they will be issued, are more fully described under Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

Issuance of Preferred Stock, Warrants and Placement Agent Warrants

On October 23, 2006, the Company entered into definitive Subscription Agreements relating to the sale by the Company of the Preferred Shares and Warrants in the Private Placement, as more fully described under Item 1.01 of this Current Report on Form 8-K, which description is incorporated herein by reference.

The Company expects the Private Placement of the Preferred Shares and the Warrants to result in gross proceeds to the Company of approximately $15 million, before deducting fees payable to the placement agents and other transaction expenses payable by the Company.

The Company has agreed to pay aggregate commissions of approximately $900,000 to the placement agents for their services in connection with the Private Placement. In addition, the Company has agreed to reimburse the placement agents for their reasonable and accountable out of pocket expenses incurred in connection with the Private Placement. Furthermore, the Company has agreed to issue to one of the placement agents warrants to purchase an aggregate of 168,745 shares of Common Stock at an exercise price of $5.271 per share, exercisable for five years (the “Placement Agent Warrants”). The Company has agreed to include the shares of Common Stock underlying the Placement Agent Warrants in the Registration Statement to be filed with the Commission on behalf of the Investors.

The Preferred Shares, the Warrants and the Placement Agent Warrants were offered and are to be sold in the Private Placement to certain “accredited investors” within the meaning of Rule 501 of Regulation D under the Securities Act without registration under the Securities Act, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits
10.1	Business Development Agreement, dated October 23, 2006, between the Company, Microgy and Cargill

10.2	Form of Subscription Agreement

99.1	Form of Warrant to Purchase Shares of Common Stock to be issued to Cargill

99.2	Form of Certificate of Designations for the Company’s Series A 9% Cumulative Convertible Preferred Stock

99.3	Form of Warrant to Purchase Shares of Common Stock to be issued pursuant to the Subscription Agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVIRONMENTAL POWER CORPORATION

By:	/s/ John F. O’Neill
John F. O’Neill
Chief Financial Officer

Dated: October 25, 2006